SCHEDULE 14ADR
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the  registrant |X|
         Filed by a party other than the Registrant
         Check the appropriate box:
          |X|  Preliminary  proxy  statement  |_|  Confidential,  for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
          |_| Definitive  proxy  statement
          |_| Definitive additional materials
          |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          VISHAY INTERTECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
          |X|  No fee required.
               Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

          |_|  Fee paid previously with preliminary materials.

          |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:
               $0

          (2)  Form, Schedule or Registration Statement no.:
                  Schedule 14ADR--preliminary proxy statement

          (3)  Filing party:
               Registrant

          (4)  Date filed:
               April 6, 1999

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120



                                                                  April 19, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held at 10:30 a.m. Philadelphia time on the 20th day of May, 1999, at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

         At the annual meeting you will be asked to elect ten Directors; to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation increasing the total number of authorized shares of all classes of stock of the Company from 91,000,000 to 171,000,000 shares; to reapprove the Company's existing performance-based compensation plan for its Chief Executive Officer; and to ratify the appointment of Ernst & Young LLP as auditors for Vishay's next audited fiscal year.

         The Board of Directors unanimously recommends that you vote FOR the election of all ten nominees as directors; FOR the amendment to the Company's Amended and Restated Certificate of Incorporation; FOR the reapproval of the Company's existing performance-based compensation plan for its Chief Executive Officer; and FOR the ratification of the appointment of the auditors.

         Regardless of the number of shares you may own, it is important that they are represented and voted at the annual meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

         At the annual meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

         Your cooperation is appreciated.

                                                               Sincerely,



                                                               William J. Spires
                                                               Secretary

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120


                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

         Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. will be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 20th day of May, 1999 at 10:30 a.m. Philadelphia time, for the following purposes:

          1. to elect ten directors for a term of one year and until their successors are elected and qualified;

          2. to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of all classes of stock of the Company from 91,000,000 to 171,000,000;

          3.   to   reapprove   the   Company's    existing    performance-based
               compensation plan for its Chief Executive Officer; and

          4. to ratify the appointment of auditors for Vishay's next audited fiscal year.

         Action will also be taken upon such other business, if any, as may properly come before the meeting.

         The stockholders of record at the close of business on April 1, 1999 will be entitled to vote at the annual meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                                             By Order of the Board of Directors,



                                             William J. Spires
                                             Secretary


Malvern, Pennsylvania
April 19, 1999

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120


                                 PROXY STATEMENT


General Information

         The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. for use at the Annual Meeting of Stockholders to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 20th day of May, 1999, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 1, 1999 shall be entitled to vote at the annual meeting.

         A list of stockholders entitled to vote at the annual meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at Vishay's offices, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the annual meeting.

         The cost of solicitation of proxies will be borne by Vishay. The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

         The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors; with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation; with respect to the reapproval of the Company's performance-based compensation plan for its Chief Executive Officer; and with respect to the ratification of the appointment of Ernst & Young LLP as independent auditors of Vishay, OR, if no direction is indicated, will be voted FOR the election as directors of the nominees listed below; FOR the proposed amendment to the Company's Amended and Restated Certificate of Incorporation; FOR the reapproval of the Company's existing performance-based compensation plan for its Chief Executive Officer; and FOR the appointment of Ernst & Young LLP as auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of Vishay, by delivering to Vishay a properly executed and timely submitted proxy bearing a later date or by attending the annual meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         This proxy statement was preceded or is accompanied by Vishay's Annual Report to Stockholders for the fiscal year ended December 31, 1998. This proxy statement and the enclosed form of proxy are being furnished commencing on or about April 19, 1999.

Voting of Shares

         The holders of a majority of the votes represented by the outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as votes present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the New York Stock Exchange from exercising their discretion on certain types of proposals. However, brokers have discretionary authority to vote on all the proposals being submitted hereby to the stockholders. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker.

         The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. Approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation requires the approval of a majority of the outstanding stock entitled to vote thereon. Reapproval of the Company's existing performance-based compensation plan for its Chief Executive Officer requires approval of a majority of the outstanding stock entitled to vote thereon. Ratification of appointment of the auditors requires the approval of the majority of votes cast. On these matters the abstentions will have the same effect as a negative vote. Because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal a broker non-vote will have no effect on the outcome.

         Vishay has appointed an inspector to act at the annual meeting who shall:

         (1) ascertain the number of shares outstanding and the voting powers of each;

         (2) determine the shares represented at the annual meeting and the validity of the proxies and ballots;

         (3) count all votes and ballots;

         (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and

         (5) certify his determination of the number of shares represented at the annual meeting and his count of all votes and ballots.

         Dr. Felix Zandman directly, beneficially and through a Voting Trust Agreement, and Mrs. Luella Slaner directly, beneficially and as an Executrix for the estate of her late husband, Alfred Slaner, have voting power over 59.3% of the total voting power of Vishay's shares and intend to vote FOR the election of the ten nominees as directors; FOR the proposed amendment to the Company's Amended and Restated Certificate of Incorporation; FOR the reapproval of the Company's existing performance-based compensation plan for its Chief Executive Officer; and FOR the ratification of the appointment of the auditors. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         On April 1, 1999, Vishay had outstanding 59,364,433 shares of Common Stock, par value $.10 per share, each of which entitles the holder to one vote, and 8,321,654 shares of Class B Common Stock, par value $.10 per share, each of which entitles the holder to ten votes. Voting is not cumulative.

         The following table provides certain information, as of April 1, 1999, as to the beneficial ownership of the Common Stock or the Class B Stock of Vishay for (a) each director and nominee, (b) each executive officer named in the Summary Compensation Table, (c) the directors and executive officers of Vishay as a group and (d) any person owning more than 5% of the Common Stock.


                                          Common Stock                      Class B Stock
                                          ------------                      -------------
                                           Amount and                        Amount and                Percent
                                            Nature of                         Nature of               of Total
                                   Beneficial       Percent         Beneficial         Percent         Voting
Name                                Ownership      of Class          Ownership        of Class          Power
----                                ---------      --------          ---------        --------          -----

Felix Zandman(1)(2)                      619           *            4,651,476            55.9%         45.8%
Avi D. Eden(1)(2)                     45,883           *                   --              --             *
Robert A. Freece(1)                   67,486           *                   --              --             *
Richard N. Grubb(1)                   40,625           *                   --              --             *
Eliyahu Hurvitz(1)                     4,530           *                   --              --             *
Gerald Paul(1)                        40,669           *                   --              --             *
Edward B. Shils(1)                    42,030           *                   --              --             *
Luella B. Slaner(1)(3)             1,590,923         2.7%           1,731,702            20.8%         13.3%
Mark I. Solomon(1)                     6,961           *                   --              --             *
Jean-Claude Tine(1)                    6,766           *                   --              --             *

         All Directors and
         Executive Officers as
         a group (13 persons)      1,939,645         3.3%           6,383,178            76.7%         59.3%

------------
*    Represents less than 1% of the outstanding shares of such class.
(1) The address of each of the referenced individuals is: c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, PA 19355-2120.
(2) Class B Stock Amount and Nature of Beneficial Ownership and Percent of Class does not include 1,501,778 shares of Class B Stock held in various trusts for the benefit of Mrs. Luella Slaner's children and grandchildren and 370,440 shares of Class B Stock directly owned by Mrs. Slaner's children, in which Dr. Zandman is a trustee and/or has sole voting power and Mr. Eden is his successor in trust (together, the "Trustee") under a Voting Trust Agreement among the Trustee, Mrs. Slaner and certain stockholders (the "Voting Trust Agreement"). The Voting Trust Agreement will remain in effect until the earlier of (x) February 1, 2050 or (y) the death or resignation or inability to act of the last of Dr. Zandman and Mr. Eden to serve as Trustee, but shall terminate at any earlier time upon the due execution and acknowledgment by the Trustee of a deed of termination, duly filed with the registered office of the Company. Percent of Total Voting Power includes said 1,872,218 shares of Class B stock over which Dr. Zandman has sole voting control. Dr. Zandman and Mr. Eden disclaim beneficial ownership of such shares of Class B Stock.
(3) Includes 585,054 shares of Common Stock and 381,642 shares of Class B Stock directly owned by Mrs. Slaner, and 1,005,869 shares of Common Stock and 1,350,060 shares of Class B Stock held in the estate of her late husband, Mr. Alfred Slaner, of which she is the Executrix. Does not include 1,501,778 shares of Class B Stock held in various trusts for the benefit of her children and grandchildren, for which she disclaims beneficial ownership.


                        PROPOSAL 1--ELECTION OF DIRECTORS

         It is proposed to elect a board of ten directors for the following year and until their successors are elected and qualified. Although the Company's By-laws provide for up to twelve Directors, the Board has determined that it is in the Company's best interest for no more than ten Directors to serve at this time in order to give the Board of Directors flexibility to appoint additional Directors if the need arises. Accordingly, proxies may not be voted for a greater number of nominees named. All of the nominees set forth in the table below are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted for the election of the ten nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL TEN NOMINEES AS DIRECTORS.


                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The  following  table  sets  forth  information   regarding   principal
occupation and other major affiliations during the past five years, as well as the age of each of the current nominees.

                                                                                                        Year
                                                                                                        First
                                                             Principal Occupation                      Elected
Name                               Age                      and Other Directorships                   Director
----                               ---                      -----------------------                   --------

Felix Zandman(1)                   70       Chairman of the Board and Chief                               1962
                                            Executive Officer of the Company.
                                            President of the Company until
                                            March 1998.  Chief Executive Officer
                                            since the Company's inception.
                                            Chairman of the Board since 1989.

Avi D. Eden(1)                     51       Vice Chairman of the Board and                                1987
                                            Executive Vice President of the Company since August
                                            1996. General Counsel to the Company for more than the
                                            past five years.

Robert A. Freece(1)                58       Senior Vice President of the Company                          1972
                                            since May 1994. Vice President of the Company from 1972
                                            until May 1994.

Richard N. Grubb(1)                52       Executive Vice President of the Company                       1994
                                            since August 1996.  Treasurer and Chief
                                            Financial Officer of the Company since
                                            May 1994.  Vice President of the Company
                                            from May 1994 to August 1996.  Mr. Grubb
                                            has been associated with the Company in
                                            various capacities since 1972.


                                                                               7



Eliyahu Hurvitz                    66       President and Chief Executive Officer,                        1994
                                            Teva Pharmaceutical Industries Ltd. for more
                                            than the past five years.

Gerald Paul(1)                     50       President of the Company since                                1993
                                            March 1998.  Chief Operating Officer
                                            of the Company since August 1996.
                                            Executive Vice President of the Company from August 1996
                                            to March 1998.  Vice President of the Company from May
                                            1993 to August 1996. President--Vishay Electronic
                                            Components, Europe from January 1994 to August 1996.
                                            Employed by Vishay Europe GmbH since February 1978.

Edward B. Shils(2)(3)(4)(5)        83       Consultant; Ph.D.; Director--Wharton                          1981
                                            Entrepreneurial Center and George W. Taylor Professor
                                            Emeritus of Entrepreneurial Studies, The Wharton School,
                                            University of Pennsylvania.

Luella B. Slaner                   79       Investor for more than the past five                          1989
                                            years.

Mark I. Solomon(2)(3)(4)(5)        59       Chairman of CMS Companies for more than                       1993
                                            the past five years.

Jean-Claude Tine                   80       Investor for more than the past five                          1988

                                            years.
---------------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Employee Stock Plan Committee.
(4)  Member of the Compensation Committee.
(5)  Member of the Stock Option Committee.


Compensation of Directors

         Directors who received annual compensation for their services as directors are Dr. Shils and Messrs. Hurvitz, Solomon and Tine who each received $2,500 for each Board meeting attended. In addition, Dr. Shils and Mr. Solomon received $2,500 for each Audit Committee and each Compensation Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as directors and are compensated as other executive officers and key management as described under "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation--Executive Officers and Key Management."

         In January and April of 1998, Dr. Shils and Messrs. Hurvitz, Solomon and Tine each received 1,000 shares of Common Stock. These grants were awarded to reflect the Company's continued appreciation for the unique role and service provided by these outside Directors in contributing to the Company's ongoing growth.

Committees and Meetings of the Board of Directors

         The Board of Directors met four times during the twelve months ended December 31, 1998. The Executive Committee met twice during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

         The Audit Committee met twice during the twelve months ended December 31, 1998. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the audit, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of Vishay's systems of internal accounting controls.

         The Employee Stock Plan Committee met once during the twelve months ended December 31, 1998. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Vishay Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

         The Compensation Committee met once during the twelve months ended December 31, 1998. The Compensation Committee is authorized to establish and approve management compensation. See "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation."

         The Stock Option Committee, which was established in connection with the 1995 Stock Option Program, the 1997 Stock Option Program and the 1998 Stock Option Program (the "Stock Option Programs"), met once during the twelve months ended December 31, 1998.

         The Board does not have a nominating committee.

         No Director attended less than 75% of the meetings of the Board and any committees on which such Director served, except for Mr. Hurvitz and Mrs. Slaner, who each attended 50% of the meetings of the Board.

Compensation Committee Interlocks and Insider Participation

         The two members of the Employee Stock Plan Committee and the Stock Option Committee are Dr. Shils and Mr. Solomon, who are independent Directors of the Company and who also may not be awarded Common Stock under the Stock Plans and the Stock Option Programs. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

Legal Proceeding

         On December 15, 1998, Eliyahu Hurvitz, President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. ("Teva") and a member of the Board of Directors of the Company, was convicted by the District Court of Jerusalem of assisting a third party in avoiding the payment of income taxes relating to Promedico Ltd. ("Promedico"), a former subsidiary of Teva. On January 14, 1999, Mr. Hurvitz was sentenced to pay a fine of 700,000 NIS (US$173,000, as of April 5, 1999) and also received a suspended sentence of 18 months. Mr. Hurvitz is currently appealing the decision in Israel's Supreme Court. A decision on the appeal is anticipated within approximately one year of its filing. Mr. Hurvitz served during the period in which Promedico was owned by Teva (1980-1986) as the chairman of Promedico. Mr. Hurvitz denies any culpability in regard to this matter, and the board of directors of Teva has expressed its fullest confidence and support of his integrity and ability to continue managing Teva.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission") and The New York Stock Exchange. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 1998 all applicable Section 16(a) reporting requirements were complied with.

Executive Compensation

         The following table sets forth all compensation for the fiscal years ended December 31, 1998, 1997 and 1996 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 1998, were the other four highest paid executive officers of the Company (collectively,the "Named Executive Officers").

                                            Summary Compensation Table

                                        Annual Compensation                               Long Term Compensation
                                        -------------------                               ----------------------
                                                                         Restricted   Securities
                                                                            Stock    Underlying
Name and Capacities                                         Other Annual   Awards     Options/         LTIP       All Other
in Which Served              Year    Salary       Bonus(1)  Compensation    $(2)       SARs(#)        Payouts   Compensation
---------------              ----    ------       --------  ------------    ----       -------        -------   ------------

Felix Zandman                 1998    $975,000    $ 339,000      (3)         None         27,000        None     $3,200(4)
  Chairman of the Board,      1997    $722,500    $    0         (3)         None         556,500       None     $3,200(4)
    and Chief Executive       1996    $850,000    $1,000,000     (3)         None          None         None     $3,000(4)
    Officer

Avi D. Eden(5)                1998    $280,000    $ 120,000      (3)      $86,000         18,000        None     $3,200(4)
  Vice Chairman of            1997    $220,000    $    0         (3)      $96,000         141,750       None     $3,200(4)
    the Board and             1996    $190,000    $ 133,000      (3)      $28,000          None         None         None
    Executive Vice President

Richard N. Grubb(6)           1998    $280,000    $ 120,000      (3)      $86,000         18,000        None     $3,200(4)
  Director, Executive         1997    $220,000    $    0         (3)      $96,000         141,750       None     $3,200(4)
    Vice President, Treasurer 1996    $190,000    $ 133,000      (3)      $28,000          None         None     $3,000(4)
    and Chief Financial Officer

Gerald Paul(7)(8)             1998    $430,000    $ 150,000      (3)      $86,000         18,000        None         None
  Director, Chief Operating   1997    $357,000    $    0         (3)      $96,000         141,750       None         None
  Officer and President       1996    $312,000    $ 126,000      (3)      $28,000          None         None         None

King Owyang(9)                1998    $355,386    $ 221,892 $ 167,087(10)    None         12,000    $123,300     $ 11,099
  President and Chief         1997    $332,316    $ 449,919 $ 286,411(11)    None          None     $ 82,500     $ 23,474
  Executive Officer of        1996    $324,011    $ 173,895 $ 171,172(12)    None          None     $ 76,200     $ 18,884
   Siliconix

------------------------
(1) Bonuses paid in any calendar year are based, in part, on the results of the previous calendar year. See "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation" which describes performance-based bonuses awarded to the Named Executive Officers.
(2) Dividends accumulate on the restricted stock awards but are paid only upon the vesting of such awards.
(3) Vishay has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1998, 1997 and 1996, respectively, or $50,000. Such perquisites have not been included in the table.
(4) Represents amounts contributed in 1998, 1997, and 1996 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.
(5) Mr. Eden became an executive officer of the Company during 1996. The amount listed under his 1996 salary combines amounts paid to him as an employee of the Company and as a consultant. Moreover, Mr. Eden held an aggregate of 14,630 shares of restricted stock with a value of $212,130 at December 31, 1998.
(6) Mr. Grubb held an aggregate of 12,487 shares of restricted stock with a value of $181,056 at December 31, 1998.
(7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.
(8) Dr. Paul held an aggregate of 11,634 shares of restricted stock with a value of $168,693 at December 31, 1998.
(9) Dr. Owyang became President and Chief Executive Officer of Siliconix, a subsidiary of the Company, in March 1998.
(10) This amount includes $161,575 of forgiven real estate loans and $5,512 paid for reimbursement attributable to certain employee benefits received in 1998.
(11) This amount includes $180,000 of forgiven real estate loans and $97,801 paid for reimbursement of income taxes attributable to certain employee benefits received in 1997.
(12) This amount includes $50,364 paid for reimbursement of income taxes attributable to certain employee benefits received in 1996 and $80,000 of forgiven real estate loans.

Retirement Plans

         Vishay maintains a nonqualified defined benefit retirement plan for certain highly compensated employees in the United States. Mr. Grubb and Mr. Eden are the only executive officers named in the Summary Compensation Table to participate in the plan. Messrs. Grubb and Eden elected to participate in the plan as of July 1, 1995 and July 1, 1997, respectively. During 1998, Messrs. Grubb and Eden deferred compensation of $6,950, respectively under the plan. Additionally, Vishay accrued an aggregate liability of $15,060 for Messrs. Grubb and Eden. The estimated annual benefit payable upon Messrs. Grubb's and Eden's retirement at age 65, assuming they:

          (i)  continue to be employed by the Company,

          (ii) continue to earn the same compensation each earned in 1998 and

          (iii) make all mandatory contributions under the plan,

would be $63,703 for Mr. Grubb and $64,758 for Mr. Eden.

         Vishay Europe GmbH, a German subsidiary of the Company, has a noncontributory defined benefit pension plan governed under German law covering its management and executive employees. Dr. Paul is the only executive officer named in the Summary Compensation Table to participate in the plan. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($13,602). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 16,667 ($9,446). Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). The retirement benefit will not exceed 40% of such final average compensation. This pension is reduced by the amount of the pension benefit described above. Dr. Paul has voluntarily agreed to a maximum limit of DM 350,000 per year in respect of such final average compensation. Dr. Zandman may, however, in his sole discretion, elect to increase the DM 350,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as he may otherwise deem appropriate. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 1998, Dr. Paul had 21 years of service.

                                                                           Pensionable Years of Service of
Final Average Compensation                          10           15            20           25            30            35
                                                    --           --            --           --            --            --

100% of pensionable income in 1998            $ 59,548     $ 71,461      $ 83,374     $ 95,279      $110,454      $128,047
110% of pensionable income in 1998            $ 65,503     $ 78,607      $ 91,711     $104,807      $121,500      $140,852
120% of pensionable income in 1998            $ 71,458     $ 85,753      $100,048     $114,335      $132,545      $153,656
150% of pensionable income in 1998            $ 89,326     $107,192      $125,057     $142,922      $165,686      $192,075
200% of pensionable income in 1998            $119,104     $142,922      $166,747     $190,565      $220,917      $256,104


All U.S. dollar amounts relating to Dr. Paul's benefits under the German defined benefit pension plan, including those listed on the foregoing chart, have been converted at the weighted average exchange rate for the 12 months ended December 31, 1998.

Stock Options

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the Company's 1995 fiscal year.

                                       Option Grants in Fiscal Year 1998(1)

                                                                                                    Potential Realizable
                                                                                                  Value at Assumed Annual
                                         Approximate % of                                           Rates of Stock Price
                        Securities         Total Options        Exercise                              Appreciation for
                        Underlying          Granted to           Price                                 Option Term (3)
                          Options       Employees in Fiscal       Per          Expiration
        Name            Granted(2)             Year             Share(2)          Date               5%                10%
------------------------------------------------------------------------------------------------------------------------------
1997 STOCK OPTION PROGRAM

Felix Zandman.......         185,500          12.14%               $20.42        6/1/08              $2,381,820     $6,036,170
                             185,500          12.14%               $23.48        6/1/08               1,814,190      5,468,540
                             185,500          12.14%               $25.52        6/1/08               1,435,770      5,090,120

Avi D. Eden.........          47,250           3.09%               $20.42        6/1/08                 606,690      1,537,515
                              47,250           3.09%               $23.48        6/1/08                 462,105      1,392,930
                              47,250           3.09%               $25.52        6/1/08                 365,715      1,296,540

Richard N. Grubb....          47,250           3.09%               $20.42        6/1/08                 606,690      1,537,515
                              47,250           3.09%               $23.48        6/1/08                 462,105      1,392,930
                              47,250           3.09%               $25.52        6/1/08                 365,715      1,296,540

Gerald Paul.........          47,250           3.09%               $20.42        6/1/08                 606,690      1,537,515
                              47,250           3.09%               $23.48        6/1/08                 462,105      1,392,930
                              47,250           3.09%               $25.52        6/1/08                 365,715      1,296,540


1998 STOCK OPTION PROGRAM

Felix Zandman.......          27,000           3.17%               $10.50        3/16/08                178,200        452,250

Avi D. Eden.........          18,000           2.11%               $10.50        3/16/08                118,800        301,500

Richard N. Grubb....          18,000           2.11%               $10.50        3/16/08                118,800        301,500

Gerald Paul.........          18,000           2.11%               $10.50        3/16/08                118,800        301,500

King Owyang.........          12,000           1.41%               $10.50        3/16/08                 79,200        201,000

---------------------

(1) Each Named Executive Officer listed in the table received (i) a grant of three options on November 13, 1997, each at a different exercise price, pursuant to the Company's 1997 Stock Option Program and (ii) a grant of options on October 6, 1998, at an exercise price of 100% of the fair market value on the date of such grant, pursuant to the Company's 1998 Stock Option Program. Both plans were approved by the stockholders on May 21, 1998. The key terms of each option are described below.

(2)  Adjusted for 5% stock dividend on June 11, 1998.

(3) For the 1997 Stock Option Program, the assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $33.26 and $52.96, respectively. For the 1998 Stock Option Program, the assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $17.10 and $27.25, respectively.

         No stock options were exercised by any of the executive officers named in the Summary Compensation Table during the Company's 1998 fiscal year.

         Each of the tables below sets forth certain 1998 fiscal year-end information regarding the exercise of stock options granted pursuant to the 1995 Stock Option Program, 1997 Stock Option Program and 1998 Stock Option Program to the Named Executive Officers and the 1998 fiscal year-end value of unexercised options, provided on an aggregated basis.

         The officers listed in the two tables below received grants of (i) three options on March 19, 1995, each at a different exercise price, pursuant to the Company's 1995 Stock Option Program approved by the stockholders on May 19, 1995; and (ii) three options on November 13, 1997, each at a different exercise price, pursuant to the Company's 1997 Stock Option Program approved by the stockholders on May 21, 1998. The options are fully vested. The right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company. If a recipient leaves the Company for any reason other than cause or voluntary termination, then options may be exercised by that recipient for 30 months from the date of termination, provided the recipient adheres to a non-competition agreement. If such recipient fails to comply, his options expire and terminate immediately. Any of these foregoing provisions, however, may be waived at the discretion of the Stock Option Committee.

                                             1995 Stock Option Program
                                  Aggregated Option Exercises in Fiscal 1998 and
                                        1998 Fiscal Year-End Option Values

                                                        Number of Securities
                                                              Underlying                     Value of Unexercised
                        Shares                         Unexercised Options at                In-the-Money Options
                       Acquired                        1998 Fiscal Year-End(1)               at Fiscal Year-End
                          on          Value          Exer-            Unexer-              Exer-           Unexer-
Name                   Exercise     Realized        cisable           cisable             cisable          cisable
----                   --------     --------        -------           -------             -------          -------

Felix Zandman             (2)          --           583,443             --                  $0                     --
Avi D. Eden               (2)          --           145,861             --                  $0                     --
Richard N. Grubb          (2)          --           145,861             --                  $0                     --
Gerald Paul               (2)          --           145,861             --                  $0                     --

---------------

(1)  Adjusted for 5% stock dividend paid on June 11, 1998.
(2) No stock options were exercised by any of the Named Executive Officers during the Company's 1998 fiscal year.


                                             1997 Stock Option Program
                                  Aggregated Option Exercises in Fiscal 1998 and
                                        1998 Fiscal Year-End Option Values

                                                        Number of Securities
                                                            Underlying                       Value of Unexercised
                        Shares                         Unexercised Options at                In-the-Money Options
                       Acquired                        1998 Fiscal Year-End(1)               at Fiscal Year-End
                          on          Value          Exer-            Unexer-              Exer-           Unexer-
Name                   Exercise     Realized        cisable           cisable             cisable          cisable
----                   --------     --------        -------           -------             -------          -------

Felix Zandman             (2)          --           556,500             --                  $0                     --
Avi D. Eden               (2)          --           141,750             --                  $0                     --
Richard N. Grubb          (2)          --           141,750             --                  $0                     --
Gerald Paul               (2)          --           141,750             --                  $0                     --

---------------
(1)  Adjusted for 5% stock dividend paid on June 11, 1998.
(2) No stock options were exercised by any of the Named Executive Officers during the Company's 1998 fiscal year.

         The officers listed in the table below received grants of stock options on October 6, 1998, at an exercise price of 100% of the fair market value on the date of such grant, pursuant to the Company's 1998 Stock Option Program approved by the stockholders on May 21, 1998. The options have a vesting schedule whereby one-sixth of the options granted vest each year for six consecutive years. The right to exercise any vested option expires no later than ten years from the date the option is granted. All of a recipient's options that have not yet been exercised will terminate upon termination for cause. If a recipient leaves the Company for any reason other than for cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination, provided the recipient adheres to a non-competition agreement. If a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient fails to comply with a non-competition agreement, his options expire and terminate immediately. Any of these foregoing provisions, however, may be waived at the discretion of the Stock Option Committee.

                                             1998 Stock Option Program
                                  Aggregated Option Exercises in Fiscal 1998 and
                                        1998 Fiscal Year-End Option Values

                                                        Number of Securities
                                                            Underlying                       Value of Unexercised
                        Shares                         Unexercised Options at                In-the-Money Options
                       Acquired                         1998 Fiscal Year-End                 at Fiscal Year-End
                          on          Value          Exer-            Unexer-              Exer-           Unexer-
Name                   Exercise     Realized        cisable           cisable             cisable          cisable
----                   --------     --------        -------           -------             -------          -------

Felix Zandman             (1)          --             --              27,000                --              $0
Avi D. Eden               (1)          --             --              18,000                --              $0
Richard N. Grubb          (1)          --             --              18,000                --              $0
Gerald Paul               (1)          --             --              18,000                --              $0
King Owyang               (1)          --             --              12,000                --              $0

---------------
(1) No stock options were exercised by any of the Named Executive Officers during the Company's 1998 fiscal year.


Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors, comprised of two independent directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and certain other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent directors, recommends awards under the Stock Plans and whether such stock should be restricted.

         Vishay's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock, restricted and unrestricted, bonus. This compensation formula is designed to attract and retain management talent capable of achieving Vishay's business objectives, while motivating management to lead Vishay to meet or exceed annual performance goals, thereby enhancing stockholder value.

         On November 13, 1997, the Board of Directors approved the 1997 Stock Option Program, a stock option program for certain selected individuals, including the Chief Executive Officer. In addition, on March 16, 1998 the Board of Directors approved the 1998 Employee Stock Option Program, a stock option program for employees of the Company, including the Chief Executive Officer. The programs provide specified individuals believed to be key to the success of the Company with grants of options to purchase shares of the Company's Common Stock. The purpose of the two programs is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the Company.

         During August 1998, the Company established a "Stock Purchase Plan for Corporate Officers" which will enable certain executive corporate officers (except Dr. Zandman) to be eligible for interest-bearing loans from the Company to be used solely for open-market purchases of Vishay Common Stock in accordance with the rules and regulations of the Commission. Under this plan, the Company loaned each of Messrs. Eden, Grubb, Paul, Spires, Freece and Abraham Inbar $120,000 to enable each to purchase 10,000 shares of Common Stock at a price of $12.00 per share.

Chief Executive Officer

         Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Contract") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994.

         Dr. Zandman's base salary is determined primarily by considering:

          (1) the Company's financial performance in view of the performance of companies similar in size and character,

          (2) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies,

          (3) Dr. Zandman's 36 years of dedication and service to the Company from the date of its incorporation and

          (4) the Company's financial performance in comparison to previous years.

         For 1999, Dr. Zandman's base salary will be $975,000.

         Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation will depend in large part on the annual net income before special or unusual charges of the Company. The Compensation Committee has focused in recent years particularly on the net income before special or unusual charges of the Company because the Committee believes this to be a strong gauge of the growth and success of the Company. Dr. Zandman received a $267,867 bonus for the Company's 1998 performance based upon a pre-approved formula and achievement of certain project goals.

         Under the formula approved by the Compensation Committee for 1999, Dr. Zandman will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above a base of $42 million. The bonus will be a cash amount equal to 3% of net income before special or unusual charges above $42 million. The Compensation Committee set these net income before special or unusual charges targets by considering the Company's historical growth and that growth in relation to growth in the Company's industry in general, and setting thresholds in relation thereto that it believes will allow the Chief Executive Officer to earn a base salary at or above the median for surveyed companies with an opportunity to attain levels generally higher than those of Chief Executive Officers for surveyed companies if Vishay achieves a certain level of net income before special or unusual charges. This formula may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year. In addition, from time to time, the Board of Directors may devise a project, the goal of which, if achieved, would entitled the Chief Executive Officer to an additional bonus.

Policy on Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the 1995 Stock Option Program accordingly, although the changes required to the already existing performance bonus plan for the Chief Executive Officer were minimal. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Programs if doing so would be in the best interests of Vishay and its stockholders.

Executive Officers and Key Management

         For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies. Performance bonuses are also awarded annually to these individuals. The performance bonus is primarily based upon the net income before special or unusual charges of Vishay as a whole or, for some executives, the operating profits of Vishay or of the relevant division of Vishay for which such officer has primary responsibility. In addition, from time to time, Dr. Zandman may, together with an executive, devise a project, the goal of which, if achieved, would entitle the executive to an additional bonus. Under the formula approved for 1999, certain of the key management will be entitled to performance bonuses equal to 0.4% of net income before special or unusual charges above a base of $42 million. Any bonus awarded may be granted in cash and/or in Common Stock of Vishay, in addition to Common Stock available through the 1997 Stock Option Program and 1998 Employee Stock Option Program. The portion awarded in stock (which may be either restricted or unrestricted stock) is determined by the Employee Stock Plan Committee, in its discretion, relying in large part, however, upon the recommendation of Dr. Zandman. The base salaries and performance bonuses are structured to give the executive officers and key management the incentive to maximize the operating and net income before special or unusual charges of Vishay as a whole with optimum fiscal efficiency. Accordingly, base salaries are set at or below the median for the surveyed companies, with an opportunity for total compensation at or above the median when net income before special or unusual charges targets are met.

Respectfully submitted,

The Compensation Committee          The Employee Stock Plan Committee

Edward B. Shils                     Edward B. Shils
Mark I. Solomon                     Mark I. Solomon


Employment Agreement

         On March 15, 1985, Vishay and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provides for automatic annual extensions through 1996 of such seven-year period. After that period, the employment agreement has been extended for one-year periods on an annual basis. The agreement also provides that the Board of Directors may increase Dr. Zandman's compensation (including his bonus) from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that the agreement is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by Vishay, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (1) the tenth anniversary of such date; or (2) Dr. Zandman's 75th birthday. The amount of such royalty, based on the gross sales by Vishay of products incorporating any inventions made by Dr. Zandman after the date of the agreement, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of Vishay that incorporate Dr. Zandman's inventions after the date of the agreement.

                             STOCK PERFORMANCE GRAPH

         The line graph below compares the cumulative total shareholder return on Vishay's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The peer group is made up of 24 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had reinvested at December 31, 1993 and assumes that all dividends were reinvested.

                               [Graphic omitted]


                                                  INDEXED RETURNS

                                    Base
                                   Period
Company Name/Index                  Dec93          Dec94        Dec95         Dec96        Dec97        Dec98
-------------------------------------------------------------------------------------------------------------------


VISHAY INTERTECHNOLOGY               100         146.47        197.74        153.24      163.07       105.37
S&P 500 INDEX                        100         101.32        139.40        171.40      228.59       293.91
PEER GROUP                           100         136.92        163.85        167.46      174.36       233.44

------------
(1) Advanced Micro Devices, Inc., Alpha Industries Inc., American Annuity Group, American Technical Ceramics Corp., Analog Devices, Inc., Appian Technology Inc. (bankrupt), CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., EA Industries (formerly Electronic Associates Inc.), International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, M/A Com Inc., National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.

                 PROPOSAL 2--AMENDMENT OF COMPANY'S AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION

         It is proposed that the Company's Amended and Restated Certificate of Incorporation be amended to increase the total number of authorized shares of all classes of stock of the Company from 91,000,000 to 171,000,000. More specifically, it is proposed that the number of Common Stock, $.10 par value, which the Company is authorized to issue, be increased from 75,000,000 shares to 150,000,000 shares and the number of Class B Common Stock, $.10 par value, which the Company is authorized to issue, be increased from 15,000,000 to 20,000,000 shares (together, the "Common Stock Amendment"). Neither the holders of Common Stock nor the holders of Class B Stock have any preemptive rights to subscribe for additional shares of capital stock of the Company.

         The text of the resolution which is proposed to be approved is:

         RESOLVED, that the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company be amended to read as follows:

               FOURTH: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 171,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

                    (i) 150,000,000 shares of Common Stock, $0.10 par value share (hereinafter the "Common Stock");

                    (ii) 20,000,000 shares of Class B Common Stock, $0.10 par value per share (hereinafter the "Class B Stock"); and

                    (iii) 1,000,000 shares of Preferred  Stock,  $1.00 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").

         The Company at present has authorized capital stock consisting of 75,000,000 shares of Common Stock, $.10 par value per share, 15,000,000 shares of Class B Stock, $.10 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share. On April 1, 1999, 59,364,433 shares of Common Stock, 8,321,654 shares of Class B Stock and no shares of Preferred Stock were outstanding.

         During 1995, the Company declared and paid a 5% stock dividend which resulted in the issuance of 1,078,196 shares of Common Stock and 176,955 shares of Class B Stock. During 1996, the Company declared and paid a 5% stock dividend which resulted in the issuance of 2,558,068 shares of Common Stock and 361,101 shares of Class B Stock. During 1997, the Company declared and paid a 5% stock dividend which resulted in the issuance of 2,687,690 shares of Common Stock and 378,186 shares of Class B Stock. During 1998, the Company declared and paid a 5% stock dividend which resulted in the issuance of 2,824,700 shares of Common Stock and 396,269 shares of Class B Stock.

         As a result of these issuances of Common Stock and Class B Common Stock, the number of authorized, non-reserved shares of Common Stock and Class B Common Stock available for issuance by the Company in the future has been greatly reduced. Hence, much of the flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock and Class B Common Stock of the Company has been lost. The proposed amendment to increase the number of authorized shares of Common Stock and Class B Common Stock, if adopted, will preserve the Company's ability to take such actions. The Company has no other current plans or proposals for the issuance of additional shares of Common Stock or Class B Common Stock. Subject to compliance with applicable laws and regulations, the Board of Directors in most instances could authorize the issuance of all or part of such shares at any time for any proper corporate purpose without further stockholder action, although certain large issuances of shares may require stockholder approval to maintain the listing of the Common Stock under New York Stock Exchange listing provisions.

         If the Common Stock Amendment is adopted by the Company's stockholders, such amendment will become effective on the date a certificate of amendment is filed in Delaware, the Company's state of incorporation. It is anticipated that such filing will occur on or about May 28, 1999.

         The proposed amendment will not in any way affect the 1,000,000 shares of Preferred Stock that the Company is authorized to issue under its existing Amended and Restated Certificate of Incorporation with such rights and preferences as may be determined by the Board of Directors of the Company. Although the Company does not presently intend to issue shares of Preferred Stock, if such stock were issued, the terms could include provisions which could have anti-takeover effect.

         The availability for issuance of the additional shares of Common Stock and Class B Common Stock, and any respective issuance thereof, or both, could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer or proxy contest directed at the Company. Thus, the amendment could be characterized as having an anti-takeover effect.

         In addition, the Company's existing Amended and Restated Certificate of Incorporation also includes certain other provisions (although no action is being taken with respect thereto), which could be characterized as having an anti-takeover effect, specifically the terms and provisions of Class B Stock.

         Holders of Common Stock are entitled to one vote for each share held. Holders of Class B Stock are entitled to ten votes for each share held. Since the Class B Stock carries additional voting rights, the holders of Class B Stock will be able to cause the election of the Directors of the Company regardless of how the holders of the Common Stock vote. The existence of the Class B Stock may make the Company less attractive as a target for a takeover proposal and may render more difficult or discourage a merger proposal, proxy contest or the removal of the incumbent directors, even if such actions were favored by the stockholders of the Company other than the Class B stockholders. Accordingly, the existence of the Class B Stock may deprive the holders of Common Stock of an opportunity they might otherwise have to sell their shares at a premium over the prevailing market price in connection with a merger or acquisition. The Common Stock and the Class B Stock vote together as one class on all matters subject to stockholder approval, except that the approval of the holders of Common Stock and of Class B Stock each voting separately as a class, is required to authorize issuances of additional shares of Class B Stock other than in connection with stock splits and stock dividends. Under Delaware law and the Company's Amended and Restated Certificate of Incorporation, the approval by a majority of the votes of the outstanding shares of stock of the Company entitled to vote is required in order to consummate certain major corporation transactions, such as a merger or a sale of substantially all assets of the Company. Dr. Felix Zandman and the Voting Trust Agreement currently hold a sufficient number of shares of Class B Stock to enable them to approve or disapprove such a transaction regardless of how shares of Common Stock are voted.

         Holders of Common Stock and Class B Stock are entitled to receive, and share ratably on a per share basis in, dividends and other distributions in cash, stock or property of the Company as may be declared by the Board of Directors from time to time out of assets or funds legally available therefor, and in distributions upon liquidation of the Company. In the event of a stock dividend or stock split, holders of Common Stock will receive shares of Common Stock and holders of Class B Stock will receive shares of Class B Stock. Neither the Common Stock nor the Class B Stock will be split, divided or combined unless the other is split, divided or combined equally and no shares of Common Stock will be paid as a dividend in the same ration on the outstanding shares of Class B Stock.

         Shares of Class B Stock are convertible into shares of Common Stock on a one-to-one basis at any time at the option of the holder thereof. The Class B Stock is not transferable except to the holder's spouse, certain of such holder's relatives, certain trusts established for their benefits, corporations and partnerships beneficially owned and controlled by such holder, charitable organizations and such holder's estate. Upon any transfer made in violation of those restrictions, shares of Class B Stock will be automatically converted into shares of Common Stock.

         In order for the proposal to amend the Amended and Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of all classes of stock of the Company to be adopted, the affirmative vote of the majority of the votes of the outstanding shares of Common Stock and Class B Stock entitled to vote thereon at a meeting of stockholders, voting together as a single class, is required. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted as instructed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.


            PROPOSAL 3-- REAPPROVAL OF SECTION 162(m) CASH BONUS PLAN

Background

         On March 19, 1999, the Board of Directors (excluding Dr. Zandman who was precluded from considering the plan) readopted, subject to stockholder reapproval, the existing Section 162(m) Cash Bonus Plan, which is the separate annual bonus plan for Dr. Zandman as described below, so as to continue to qualify bonuses to him for 2000 and later years as "performance-based."

         In order for bonuses to be so qualified, the tax regulations require that the material terms of the Section 162(m) Cash Bonus Plan be approved by stockholders every five years. This plan was last approved by stockholders of the Company at the Company's 1994 annual meeting. Accordingly, there will be presented at the annual meeting a proposal to reapprove the Company's existing
Section 162(m) Cash Bonus Plan under which the Compensation Committee will annually set the performance goals and bonus opportunities applicable to the Chief Executive Officer.

Material Plan Terms

         Business Criteria upon which Performance Goals are Based.

         The performance goals for the Chief Executive Officer will be linked to net income before special, unusual or other charges of the Company. The annual threshold level of net income before special, unusual or other charges for receiving any performance-based bonus, the ranges of net income before special, unusual or other charges above that base threshold and the percentage of net income before special, unusual or other charges to be awarded within such ranges will be determined by the Compensation Committee prior to the start of each fiscal year unless applicable regulations permit determinations at a later date. The thresholds established by the Compensation Committee and adopted by the Board for 1999 are described under "Compensation Committee and Employee Stock Option Plan Committee Report on Executive Compensation."

Vote Required

         The Section 162(m) Cash Bonus Plan will not be implemented if it is not approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and voting thereon at the Annual Meeting. Under the proposed regulations, if the 162(m) Cash Bonus Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2004, unless materially amended prior to such meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REAPPROVAL OF THE COMPANY'S EXISTING SECTION 162(m) CASH BONUS PLAN.

                PROPOSAL 4--RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the public accounting firm of Ernst & Young LLP be appointed independent auditors of Vishay for its next audited fiscal year ending December 31, 1999. Ernst & Young LLP have been Vishay's auditors since 1968. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions from Vishay's stockholders and will have the opportunity to make a statement at the annual meeting if they desire to do so.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.


                                 OTHER BUSINESS

         As of the date of this proxy statement, the only business which the Board of Directors intends to present and knows that others will present at the annual meeting is that hereinabove set forth. If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

                            AVAILABILITY OF FORM 10-K

         Information regarding the executive officers of Vishay is hereby incorporated by reference to Vishay's most recent Report on Form 10-K. Vishay will provide to any stockholder, upon written request and without charge, a copy of such report, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Executive Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number (610) 644-1300.


                  AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS

         The financial statements and the schedules thereto of Vishay are hereby incorporated by reference to Vishay's annual report to security holders, a copy of which will be furnished to the Securities and Exchange Commission and delivered to security holders together with this proxy statement.


                            PROPOSALS BY STOCKHOLDERS

         Any stockholder proposal intended to be presented at Vishay's 2000 annual meeting should be sent to Vishay at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to January 19, 2000, to be eligible for inclusion in Vishay's proxy statement and form of proxy to be used in connection with the 2000 annual meeting.


                                                     William J. Spires
                                                     Secretary


April 19, 1999

                          VISHAY INTERTECHNOLOGY, INC.
                         Annual Meeting of Stockholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Felix Zandman and Richard N. Grubb, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's annual meeting to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 20th of May, 1999 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1.   ELECTION OF DIRECTORS:             To elect the nominees for Director
                                        below for a term of one year;

   FOR all nominees listed below              WITHHOLD AUTHORITY
(except as marked to the contrary below)      to vote for all nominees listed
                                              below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Felix Zandman, Avi D. Eden, Robert A. Freece, Richard N. Grubb, Eliyahu Hurvitz, Gerald Paul, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude Tine

2. APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK OF THE COMPANY FROM 91,000,000 TO 171,000,000:

                  FOR               AGAINST          ABSTAIN

3. REAPPROVAL OF VISHAY'S EXISTING PERFORMANCE-BASED COMPENSATION PLAN FOR ITS CHIEF EXECUTIVE OFFICER:

                  FOR               AGAINST          ABSTAIN

4.   RATIFICATION OF AUDITORS:                   To ratify the appointment of
                                                 Ernst & Young LLP as auditors
                                                 of the Company for the fiscal
                                                 year ended December 31, 1999;

                  FOR               AGAINST          ABSTAIN

     and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

                       (Continued and to be dated and signed on the other side.)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2,3 AND 4.

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         Receipt of the notice of annual meeting and of the proxy statement and annual report of the Company accompanying the same is hereby acknowledged.

                                       Dated:                    , 1999


                                       (Signature of Stockholder)


                                       (Signature of Stockholder)


                                       Your signature should appear the same as
                                       your name appears herein.  If signing as
                                       attorney,    executor,    administrator,
                                       trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.